UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2007
Cardica, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51772	94-3287832

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA		94063

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (650) 364-9975
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into A Material Definitive Agreement.
On December 3, 2007, a Second Amendment to Office Lease Agreement was executed and delivered by Cardica, Inc. (the “Company”) and HCP LS REDWOOD CITY, LLC (f/k/a Slough Redwood City, LLC) (the “Landlord”), which is effective as of November 19, 2007 (the “Amendment”). The Amendment amends the Company’s current lease (as amended to date, excluding the Amendment, the “Lease”). Pursuant to the Amendment, the term of the Lease is extended through and including August 31, 2011. In addition to extending the term of the Lease, the Amendment terminated the Company’s option to further extend the Lease and set forth the base rent during the extended term, which base rent is $66,631.50 per month from September 1, 2008 through August 31, 2009, $69,296.76 per month from September 1, 2009 through August 31, 2010, and $71,962.02 per month from September 1, 2010 through August 31, 2011. In addition, under the Amendment, the Landlord agreed to perform certain upgrades to the premises, as set forth in the Amendment. Further, the security deposit required to be maintained by the Company was reduced to $300,000. In connection with the Amendment, the Landlord agreed to pay the Company’s commissions for its broker. Except as set forth in the Amendment, the Lease remains in full force and effect. The Amendment is filed as 10.21 to this report, and the description of the material terms of the Amendment is qualified in its entirety by reference to such exhibit.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.21	Second Amendment to Office Lease Agreement executed and delivered on December 3, 2007, and effective November 19, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: December 5, 2007	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.21	Second Amendment to Office Lease Agreement entered into on December 3, 2007, and effective November 19, 2007.